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                               EXHIBIT 21

                       SUBSIDIARIES OF THE COMPANY

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
Name                                          Where Incorporated
----                                          ------------------
Alumatherm Heat Treating Company, L.L.C.      Delaware
Fabriform Metal Brazing, Inc.                 California
Houston Heat Treating Company                 Texas
Impind, Inc.                                  Delaware
Industrial Steel Treating Co.                 California
Merrell Enterprises, Inc.                     California
Metal-Lab of Wisconsin, Inc.                  Wisconsin
Quality Heat-Treat, Inc.                      Texas
Ticorm, Inc.                                  California
Lindberg de Mexico                            Mexico
